DHI Group Returns to Total Revenue Growth
with Total Bookings Increasing 23% Year-Over-Year

CENTENNIAL, Colorado August 5, 2021 - DHI Group, Inc. (NYSE:DHX) (“DHI” or the “Company”) today announced financial results for the second quarter ended June 30, 2021.

During the second quarter 2021, the Company completed the spinoff of its eFinancialCareers (“eFC”) business to the eFC management team. The results of the eFC business are reported as discontinued operations for all periods presented in this release.

Second Quarter 2021 Financial Highlights

▪Total revenue was $28.7 million, up 4% year over year.
▪Total bookings1 were $27.9 million, up 23% year over year.
▪Loss from continuing operations was $0.2 million, compared to income of $1.2 million in the year ago quarter.
▪Earnings per diluted share from continuing operations was $0.00, compared to $0.02 in the year ago quarter. Adjusted earnings per diluted share2 for the quarter was $0.02 vs. $0.03 last year.
▪Cash flow from operations was $12.9 million, compared to $7.1 million in the year-ago quarter.
▪Adjusted EBITDA2 was $7.1 million, an Adjusted EBITDA margin2 of 25%, compared to $6.1 million and 22% in the year-ago quarter.
▪Cash was $7.9 million and net debt2 was $8.1 million at quarter end.
▪During the second quarter, the Company announced an additional $12 million authorization under its stock repurchase program, increasing the overall share buyback program running through June 2022 to a total of $20 million.

Commenting on the quarter, Art Zeile, President and CEO of DHI Group, Inc., said:

"The second quarter represented a revenue inflection point for DHI Group as we have turned the corner and are now on an upward revenue growth trajectory. As a result of our continued strong bookings1 performance, DHI returned to total revenue growth year over year for the first time in several years. Our bookings1 continued to strengthen month by month, across all teams, and we ended the quarter with total bookings1 growth of 23% year over year. Additionally, our Dice revenue renewal rate continued to strengthen in the second quarter and came in at 89 percent, up from 82 percent in the prior quarter and we ended the quarter with over 90% of our total revenue being subscription based.

1See definition later in this press release.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

"We created the industry-leading online marketplace for matching companies with the highest quality tech professionals, and with enterprises focused on tech-enabling their businesses, we are poised to benefit from the increase in hiring. Our confidence in our sales teams' strong performance over the past three quarters led us to hire more sales reps again this quarter as we look to capitalize on the millions of new technologist jobs expected over the next five years."

Business Outlook

"We expect the strong bookings1 performance we've had over the past three quarters to result in increasing total revenue growth throughout the remainder of 2021," commented Kevin Bostick, CFO of DHI Group, Inc. "We will continue to operate the business to Adjusted EBITDA margins2 at or near 20% as we balance our delivery of strong financial performance with sales and marketing investment to spur increased long-term revenue growth."

Product Highlights

Below are the key product highlights delivered during the second quarter:

Dice

▪Dice TalentSearch Social Data Refresh launched adding data and profiles from over 90 web sources. The powerful combination of refreshed social data and Dice profiles allow Dice to be the single source for the most comprehensive view of a technologist in the United States. Recruiters and employers now have a 360-degree view of candidates in Dice TalentSearch and don’t have to go anywhere else when sourcing for their technology positions.

ClearanceJobs

▪CJ Team Recruiting enables a recruitment team to combine their candidate pipelines, allowing recruiters to tag candidates other recruiters from their company have interviewed, exclude those same candidates from search results, and see whether other recruiters from their company have connected with a candidate of interest. These new capabilities will increase the efficiency of the recruiting and hiring cycles.

1See definition later in this press release.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Kevin Bostick, Chief Financial Officer, will host a conference call today, August 5, 2021, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or +1-412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technologists based on the skills requested. The Company’s patent-pending algorithms manage over 100,000 unique technology skills. Additionally, our marketplaces allow technology professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted Earnings Per Share, and Net Debt provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is a non-GAAP metric and performance measure that is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Adjusted Diluted Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on the sale of businesses, disposition costs, unrealized gains or losses on equity securities, and discrete tax items.

Adjusted Diluted Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.

We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Net Debt

Net Debt is defined as total principal outstanding on our debt less cash and cash equivalents. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the impact of the coronavirus COVID-19 outbreak on our operations and financial results, the uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange

Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues	$28,721	$27,596	$55,397	$56,981

Operating expenses:
Cost of revenues	3,593	3,499	7,295	6,983
Product development	3,510	3,401	7,112	7,142
Sales and marketing	10,151	9,564	19,922	21,112
General and administrative	6,939	6,904	13,093	14,119
Depreciation	4,040	2,573	7,671	5,340
Impairment of intangible assets	—	—	—	7,200
Total operating expenses	28,233	25,941	55,093	61,896
Operating income (loss)	488	1,655	304	(4,915)
Interest expense and other	(87)	(161)	(282)	(349)
Impairment of equity investment	—	—	—	(2,002)
Unrealized gain (loss) on equity security	(674)	—	1,839	—
Income (loss) before income taxes	(273)	1,494	1,861	(7,266)
Income tax expense (benefit)	(61)	332	61	(893)
Income (loss) from continuing operations	(212)	1,162	1,800	(6,373)
Income (loss) from discontinued operations, net of tax	(29,999)	700	(29,340)	1,685
Net income (loss)	$(30,211)	$1,862	$(27,540)	$(4,688)

Basic earnings (loss) per share - continuing operations	$—	$0.02	$0.04	$(0.13)
Diluted earnings (loss) per share - continuing operations	$—	$0.02	$0.04	$(0.13)

Basic earnings (loss) per share - discontinued operations	$(0.64)	$0.01	$(0.62)	$0.03
Diluted earnings (loss) per share - discontinued operations	$(0.64)	$0.01	$(0.60)	$0.03

Basic earnings (loss) per share	$(0.64)	$0.04	$(0.58)	$(0.10)
Diluted earnings (loss) per share	$(0.64)	$0.04	$(0.56)	$(0.10)

Weighted-average basic shares outstanding	47,227	48,427	47,111	48,781
Weighted-average diluted shares outstanding	47,227	49,691	48,854	48,781

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from (used in) operating activities:
Net income (loss)	$(30,211)	$1,862	$(27,540)	$(4,688)
Adjustments to reconcile net income (loss) to net cash flows from (used in) operating activities:
Depreciation	4,349	3,019	8,445	6,272
Deferred income taxes	(647)	458	(951)	(804)
Amortization of deferred financing costs	37	37	74	74
Stock based compensation	2,302	1,615	4,060	3,411
Impairment of intangible assets	—	—	—	7,200
Impairment of equity investment	—	—	—	2,002
Unrealized loss (gain) on equity security	674	—	(1,839)	—
Gain on sale of equity investment	—	(200)	—	(200)
Change in accrual for unrecognized tax benefits	23	63	82	(18)
Loss on disposition of discontinued operations	30,203	—	30,203	—
Changes in operating assets and liabilities:
Accounts receivable	6,901	4,876	3,556	2,765
Prepaid expenses and other assets	(1,002)	313	(373)	355
Capitalized contract costs	240	121	(554)	980
Accounts payable and accrued expenses	1,763	2,526	(4,507)	(4,242)
Income taxes receivable/payable	486	101	1,613	255
Deferred revenue	(2,233)	(8,423)	7,118	(4,041)
Other, net	(11)	719	(89)	699
Net cash flows from operating activities	12,874	7,087	19,298	10,020
Cash flows from (used in) investing activities:
Cash transferred with discontinued operations	(2,951)	—	(2,951)	—
Cash received from sale of equity investment	—	200	—	200
Purchases of fixed assets	(3,119)	(4,117)	(6,822)	(8,405)
Net cash flows used in investing activities	(6,070)	(3,917)	(9,773)	(8,205)
Cash flows from (used in) financing activities:
Payments on long-term debt	(4,000)	(7,444)	(9,000)	(9,444)
Proceeds from long-term debt	—	7,444	5,000	36,444
Payments under stock repurchase plan	(1,775)	(3,433)	(3,444)	(5,076)
Purchase of treasury stock related to vested restricted and performance stock units	(483)	(175)	(1,826)	(1,523)
Net cash flows from (used in) financing activities	(6,258)	(3,608)	(9,270)	20,401
Effect of exchange rate changes	40	90	10	(122)
Net change in cash and cash equivalents for the period	586	(348)	265	22,094
Cash and cash equivalents, beginning of period	7,319	27,823	7,640	5,381
Cash and cash equivalents, end of period	$7,905	$27,475	$7,905	$27,475

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	June 30, 2021	December 31, 2020
Current assets
Cash and cash equivalents	$7,905	$4,542
Accounts receivable, net	13,727	16,134
Income taxes receivable	—	533
Equity security	1,839	—
Prepaid and other current assets	4,000	4,101
Current assets of discontinued operations	—	8,175
Total current assets	27,471	33,485
Fixed assets, net	21,982	23,033
Acquired intangible assets	23,800	23,800
Capitalized contract costs	6,695	6,189
Goodwill	128,100	128,100
Operating lease right-of-use assets	9,771	10,804
Equity investment	3,640	—
Other assets	1,542	1,378
Non-current assets of discontinued operations	—	14,198
Total assets	$223,001	$240,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$13,325	$15,308
Operating lease liabilities	2,246	2,075
Deferred revenue	42,230	35,547
Income taxes payable	997	—
Current liabilities of discontinued operations	—	12,455
Total current liabilities	58,798	65,385
Long-term debt, net	15,656	19,583
Deferred income taxes	8,932	9,765
Deferred revenue	958	1,035
Accrual for unrecognized tax benefits	1,024	941
Operating lease liabilities	8,191	9,371
Other long-term liabilities	1,944	2,049
Non-current liabilities of discontinued operations	—	5,288
Total liabilities	95,503	113,417
Total stockholders’ equity	127,498	127,570
Total liabilities and stockholders’ equity	$223,001	$240,987

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and six month periods ended June 30, 2021 and 2020 and balance sheets as of June 30, 2021 and December 31, 2020 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(in thousands)
	Revenue
	Q2 2021	Q2 2020	$ Change	% Change
Dice	$20,583	$20,489	$94	—%
ClearanceJobs	8,138	7,107	1,031	15%
Total Revenues	$28,721	$27,596	$1,125	4%

Income (loss) from continuing operations[1]	$(212)	$1,162
Income (loss) from discontinued operations, net of tax	$(29,999)	$700
Net Income (loss)	$(30,211)	$1,862
Diluted earnings (loss) per share - continuing operations	$—	$0.02
Diluted earnings (loss) per share - discontinued operations	$(0.64)	$0.01
Diluted earnings (loss) per share	$(0.64)	$0.04
Adjusted diluted earnings per share	$0.02	$0.03
Adjusted EBITDA	$7,114	$6,115
Adjusted EBITDA Margin	25%	22%

	Revenue
	YTD 2021	YTD 2020	$ Change	% Change
Dice	$39,634	$42,974	$(3,340)	(8)%
ClearanceJobs	15,763	14,007	1,756	13%
Total Revenues	$55,397	$56,981	$(1,584)	(3)%

Income (loss) from continuing operations[2]	$1,800	$(6,373)
Income (loss) from discontinued operations, net of tax	$(29,340)	$1,685
Net Loss	$(27,540)	$(4,688)
Diluted earnings (loss) per share - continuing operations	$0.04	$(0.13)
Diluted earnings (loss) per share - discontinued operations	$(0.60)	$0.03
Diluted loss per share	$(0.56)	$(0.10)
Adjusted diluted earnings per share	$0.02	$0.04
Adjusted EBITDA	$12,725	$11,670
Adjusted EBITDA Margin	23%	20%

(1) For the three months ended June 30, 2021, the Company recorded an unrealized loss on an equity security and disposition, severance and related costs, all net of tax, and discrete tax iems that negatively impacted income from continuing operations $1.1 million. For the three months ended June 30, 2020, the Company recorded disposition, severance and related costs, net of tax, that negatively impacted income from continuing operations $0.1 million.
(2) For the six months ended June 30, 2021, the Company recorded disposition, severance and related costs and an unrealized gain on an equity security, all net of tax, and discrete tax items that positively impacted income from continuing operations by $0.9 million. For the six months ended June 30, 2020, the Company recorded impairments of intangible assets and equity investments, a gain from sale of equity investment, and disposition, severance and related costs, all net of tax, and discrete tax items that negatively impacted income from continuing operations by $8.5 million.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	Bookings[1]
	Q2 2021	Q2 2020	$ Change	% Change
Dice	$20,215	$16,119	$4,096	25%
ClearanceJobs	7,648	6,509	1,139	17%
Total Bookings	$27,863	$22,628	$5,235	23%

	YTD 2021	YTD 2020	$ Change	% Change
Dice	$48,140	$45,089	$3,051	7%
ClearanceJobs	18,241	16,249	1,992	12%
Total Bookings	$66,381	$61,338	$5,043	8%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

	Average Monthly Revenue per Recruitment Package Customer[1]
	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Dice	$1,124	$1,131	$1,126	$1,142
ClearanceJobs	1,394	1,353	1,384	1,328
(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a thirty day month. The simple average of each month is used to derive the amount for the periods..

	Renewal Rates
Renewal Rate on Revenue:	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Dice	89%	61%	84%	70%
ClearanceJobs	97%	93%	92%	93%

Renewal Rate on Count:
Dice	81%	57%	75%	63%
ClearanceJobs	84%	76%	83%	75%

	Recruitment Package Customers
	June 30, 2021	June 30, 2020
Dice	5,441	5,450
ClearanceJobs	1,784	1,652

	Deferred Revenue and Backlog
	June 30, 2021	June 30, 2020
Deferred Revenue	$43,188	$40,351
Contractual commitments not invoiced	31,890	19,029
Backlog[1]	$75,078	$59,380

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	Debt to Net Debt
	June 30, 2021	December 31, 2020
Long term debt, net	$15,656	$19,583
Add: Deferred financing costs, net	344	417
Principal debt outstanding	16,000	20,000
Less: Cash and cash equivalents	7,905	4,542
Net Debt	$8,095	$15,458

	Adjusted Diluted Earnings per Share
	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Diluted earnings (loss) per share[1]	$(0.64)	$0.04	$(0.56)	$(0.10)
Impairment of intangible assets and equity investment, net of tax	—	—	—	0.15
Disposition, severance, and related costs, net of tax	0.01	—	0.02	0.01
Unrealized loss (gain) on equity security	0.01	—	(0.03)	—
Discrete tax items	—	—	(0.01)	0.01
Loss (income) from discontinued operations	0.61	(0.01)	0.60	(0.03)
Other[2]	0.03	—	—	—
Adjusted diluted earnings per share[3]	$0.02	$0.03	$0.02	$0.04

(1) For the three month periods ended June 30, 2021 and 2020, diluted earnings per share utilized weighted average shares of 47.2 million and 49.7 million, respectively. For the six month periods ended June 30, 2021 and 2020, diluted earnings per share utilized weighted average shares of 48.9 million and 48.8 million, respectively.
(2) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive.
(3) For the three month periods ended June 30, 2021 and 2020, adjusted diluted earnings per share utilized weighted average shares of 49.1 million and 49.7 million, respectively. For the six month periods ended June 30, 2021 and 2020, adjusted diluted earnings per share utilized weighted average shares of 48.9 million and 50.2 million, respectively.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(dollars in thousands, except per customer data)

	Adjusted EBITDA Reconciliations
	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$(30,211)	$1,862	$(27,540)	$(4,688)
Interest expense	185	365	373	545
Income tax expense (benefit)	(61)	332	61	(893)
Depreciation	4,040	2,573	7,671	5,340
Non-cash stock based compensation	1,834	1,475	3,438	3,133
Impairment of intangible assets	—	—	—	7,200
Impairment of equity investment	—	—	—	2,002
Unrealized loss (gain) on equity security	674	—	(1,839)	—
Gain on sale of equity investment	—	(200)	—	(200)
Severance and related costs	749	412	1,311	913
Loss (income) on discontinued operations, net of tax	29,999	(700)	29,340	(1,685)
Other	(95)	(4)	(90)	3
Adjusted EBITDA	$7,114	$6,115	$12,725	$11,670

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$12,874	$7,087	$19,298	$10,020
Interest expense	185	365	373	545
Amortization of deferred financing costs	(37)	(37)	(74)	(74)
Income tax expense (benefit)	(61)	332	61	(893)
Deferred income taxes	647	(458)	951	804
Change in accrual for unrecognized tax benefits	(23)	(63)	(82)	18
Change in accounts receivable	(6,901)	(4,876)	(3,556)	(2,765)
Change in deferred revenue	2,233	8,423	(7,118)	4,041
Discontinued operations results	(1,937)	(1,671)	(3,593)	(3,633)
Severance and related costs	749	412	1,311	913
Changes in working capital and other	(615)	(3,399)	5,154	2,694
Adjusted EBITDA	$7,114	$6,115	$12,725	$11,670